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                                                                   EXHIBIT 21.01



                                  SUBSIDIARIES



   Concord Communications Securities Corporation
   600 Nickerson Road
   Marlborough, MA  01752
   State of incorporation: Massachusetts

   Concord Communications International, Inc.
   600 Nickerson Road
   Marlborough, MA 01752
   State of incorporation: Delaware

   CCA Holdings, Inc.
   600 Nickerson Road
   Marlborough, MA 01752
   State of incorporation: Delaware

   FirstSense Software, Inc.
   600 Nickerson Road
   Marlborough, MA 01752
   State of incorporation: Delaware

   Concord Communications FSC, Ltd.
   600 Nickerson Road
   Marlborough, MA 01752
   Organized under the laws of: Bermuda

   NetViz LLC
   600 Nickerson Road
   Marlborough, MA 01752
   State of incorporation: Delaware

   Vitel Software, Incorporated
   600 Nickerson Road
   Marlborough, MA 01752
   State of incorporation: Massachusetts

   Aprisma Holdings, Inc.
   600 Nickerson Road
   Marlboro, MA 01752
   State of incorporation:  Delaware